The CIT Group/Credit Finance
3rd Floor
300 S. Grand Avenue
Los Angeles, CA  90071
Tel: 213 613-2500
Fax: 213 613-2501



May 20, 1997


Laser Pacific Media Corporation
Laser Edit, Inc.
PDS Video Productions, Inc.
Spectra Systems, Inc.
Pacific Film Laboratories Inc.
Pacific Video, Inc.
809 North Cahuenga Blvd.
Los Angeles, California  90038
Attention: James Parks, Chief Executive Officer

RE: Loan and Security Agreements with The CIT Group/Credit Finance, Inc.



Gentlemen:

Reference is made to your respective Loan and Security Agreemtns wherein each of you is a "Borrower" and The CIT Group/Credit Finance, Inc. is the "Lender", all of which Loan and Security Agreements are dated August 3, 1992
(the "Agreements").

You have requested a temporary out-of-formula loan accommodation from us of $600,000.00 ("Loan Acommodation"). Subject to the terms and conditions of the Agreement, we are agreeable to granting you this Loan Accomodation subject to the following conditions:

1. The Loan Accommodation is to be repaid in installments of $32,000 per week commencing August 4, 1997 and continuing weekly until repaid in full. The Loan Accommodation shall be fully due and payable in no event later than December 15, 1997.

2. Initial advance under this Loan Accommodation shall be $125,000.00. The remaining $475,000.00 shall be asdvanced in increments as Borrower recieves third-party, cash injections (in the form of unsecured loans, equity infusions or otherwise) equal to the advance requested.
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May 20, 1997

Repayment of the cash injections shall not be permitted until the loan Accommodation is repaid in full.

3. In consideration for this Loan Accommodation you agree to pay a fee of $20,000.00, in addition to any other charges under the Agreement, which shall be charged into your loan account with us.

If all of the foregoing correctly sets forth our understanding, will each of you please sign a copy of this letter where indicated below and return the original of this document to the undersigned.

Very truly yours,

The CIT Group/
 Credit Finance, Inc.



Gregory Badura
Vice President

All of the foregoing is hereby agreed to.

Laser Pacific Media Corporation         Laser Edit, Inc.

By____________________________          By_____________________________
Title_________________________          Title__________________________


PDS Video Productions, Inc.             Spectra Systems, Inc.

By____________________________          By______________________________
Title_________________________          Title___________________________


Pacific Laboratories, Inc.              Pacific Video, Inc.

By____________________________          By______________________________
Title_________________________          Title___________________________